[LOGO OMITTED]    BDO Dunwoody LLP                 600 Park Place
                  Chartered Accountants            666 Burrard Street
                                                   Vancouver, BC, Canada V6C 2X8
                                                   Telephone:  (604) 688-5421
                                                   Telefax:  (604) 688-5132
                                                   E-mail:  vancouver@bdo.ca
                                                   www.bdo.ca




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                                              CONSENT OF INDEPENDENT ACCOUNTANTS
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Turbodyne Technologies, Inc.
Carpinteria, California


We hereby consent to the incorporation by reference in the:

1. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 10, 2002 (Registration No. 333-88064) with respect to the registration of 2,731,000 shares of common stock of Turbodyne Technologies, Inc. (the "Company") issued as stock for service to certain of the Company's consultants named in the Registration Statement;

2. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 2, 2002 (Registration No. 333-100245) with respect to the registration of 6,000,000 shares of common stock issuable pursuant to the Company's 2002 Stock Option Plan;

3. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 19, 2002 (Registration No. 333-101977) with respect to the registration of 7,500,000 shares of common stock issuable pursuant to the Company's 2002 Stock Incentive Plan; and

4. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 14, 2003 (Registration No. 333-107995) with respect to the registration of 3,000,000 shares of common stock issuable pursuant to the Company's 2003 Stock Incentive Plan;

of our report dated April 6, 2004 relating to the consolidated financial statements of the Company as of December 31, 2003 which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Dunwoody LLP
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Chartered Accountants
Vancouver, Canada
July 6, 2006